SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2003

VIRGINIA FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-22283	54-1829288
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

102 S. Main Street

Culpeper, Virginia 22701

(Address of principal executive offices, including zip code)

(540) 829-1603

(Registrant’s telephone number, including area code)

Item 2.    Acquisition or Disposition of Assets

On September 26, 2003, two banking affiliates of Virginia Financial Group Inc. acquired certain assets and assumed certain deposit liabilities relating to eight former branch offices of First Virginia Banks, Inc. The newly acquired branches in aggregate represent the acquisition of loans of $79 million, real estate of $4 million and the assumption of deposits of $202 million. VFG’s Planters Bank & Trust Company of Virginia affiliate acquired seven of these branches, while VFG’s Second Bank & Trust affiliate acquired one of these branches. The branches are located in Covington, Tazewell, Woodstock, Rocky Mount and Farmville, Virginia.

The branch transaction was consummated pursuant to a Purchase and Assumption Agreement, dated June 11, 2003, by and between BB&T Corporation, First Virginia Bank-Southwest, First Virginia Bank-Blue Ridge and First Virginia Bank-Colonial; and Planters Bank & Trust Company of Virginia and Second Bank & Trust.

A copy of the press release relating to the announcement is attached hereto as Exhibit 99.1.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

(a) - Not applicable.

(b) - Not applicable.

(c) - Exhibits:

(2.1)	Purchase and Assumption Agreement dated as of June 11, 2003, by and between BB&T Corporation, First Virginia Bank-Southwest, First Virginia Bank-Blue Ridge and First Virginia Bank-Colonial; and Planters Bank & Trust Company of Virginia and Second Bank & Trust.

(99.1)	Press release, dated September 29, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on September 29, 2003.

VIRGINIA FINANCIAL GROUP, INC.

By:	/s/ Jeffrey W. Farrar
Jeffrey W. Farrar Executive Vice President and Chief Financial Officer